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                                                                     Exhibit 5.1

                [McGuire, Woods, Battle & Boothe LLP Letterhead]

                                October 7, 1999


Markel Holdings Inc.
4551 Cox Road
Glen Allen, Virginia  23060

                       Registration Statement on Form S-4
                          Common Shares, no par value

Ladies and Gentlemen:

          We have acted as your counsel in connection with the Registration Statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") relating to the offer and sale by Markel Holdings Inc., a Virginia corporation (the "Company"), of up to 8,455,000 of its Common Shares, no par value (the "Shares"), pursuant to the Agreement and Plan of Merger and Scheme of Arrangement, dated as of August 15, 1999 (the "Merger Agreement"), between Markel Corporation and Terra Nova (Bermuda) Holdings Ltd.

     We have assisted you in your preparation of the Registration Statement and have examined such questions of law and such corporate records and documents, statements and certificates of officers of the Company and such other information as we have deemed necessary to the issuance of this opinion.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms and provisions of the Merger Agreement and as described in the joint proxy statement/prospectus that is a part of the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement made in reference to our firm under the caption "Legal Matters" therein. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                 Very truly yours,



                                 /s/ McGuire, Woods, Battle & Boothe LLP